CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated January 31, 2004 accompanying the consolidated financial statements included in the 2003 Annual Report of KNBT Bancorp, Inc. (and previously Keystone Savings Bank) and subsidiaries on Form 10-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements of KNBT Bancorp, Inc. on Form S-8 (File No. 333-110427, effective November 12, 2003).


/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
March 26, 2004